Exhibit 99.1
Neustar Stockholders Approve Planned Acquisition
STERLING, VA, March 15, 2017 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services, today announced that Neustar stockholders voted to approve the previously announced definitive merger agreement, dated as of December 14, 2016, pursuant to which a private investment group led by Golden Gate Capital will acquire Neustar. At a special meeting held on March 14, 2017, approximately 82% of Neustar shares outstanding and entitled to vote at the meeting were voted in favor of the adoption of the merger agreement. Neustar stockholders also approved, on an advisory basis, the compensation payable to Neustar’s named executive officers in the merger.
Under the terms of the merger agreement, Neustar’s stockholders will be entitled to receive $33.50 per share upon the closing of the proposed merger. The merger, which is expected to close no later than the end of the third quarter of 2017, remains subject to the receipt of required regulatory approvals and the satisfaction or waiver of other customary closing conditions.
About Neustar, Inc.
Every day, the world generates roughly 2.5 quadrillion bits of data. Neustar isolates certain elements and analyzes, simplifies and edits them to make precise and valuable decisions that drive results. As one of the few companies capable of knowing with certainty who is on the other end of every interaction, we’re trusted by the world’s great brands to make critical decisions some 20 billion times a day. We help marketers send timely and relevant messages to the right people. Because we can authoritatively tell a client exactly who is calling or connecting with them, we make critical real-time responses possible. And the same comprehensive information that enables our clients to direct and manage orders also stops attackers. We know when someone isn’t who they claim to be, which helps stop fraud and denial of service before they’re a problem. Because we’re also an experienced manager of some of the world’s most complex databases, we help clients control their online identity, registering and protecting their domain name, and routing traffic to the correct network address. By linking the most essential information with the people who depend on it, we provide more than 11,000 clients worldwide with decisions - not just data. More information is available at www.neustar.biz.
Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding the proposed merger pursuant to which Neustar will be acquired by a private investment group led by Golden Gate Capital. The company has attempted, whenever possible, to identify these forward-looking statements by using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, the satisfaction of the closing conditions for the merger, including receipt and timing of regulatory approvals of the merger, and the possibility that the merger may not close when expected or at all. More information about risk factors, uncertainties and other potential factors that could affect the company’s plans to complete the proposed merger, as well as the company’s future business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.
Contact Info:

Investor Relations Contact: Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact: Carolin Bachmann (415) 659-6466 PR@neustar.biz